Exhibit 10.9.3
CANTALOUPE, INC.
2018 EQUITY INCENTIVE PLAN
NOTICE OF NON-QUALIFIED STOCK OPTION GRANT AND
NON-QUALIFIED STOCK OPTION AGREEMENT

    Cantaloupe, Inc., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) hereby grants to the holder listed below (the “Participant”) a non-qualified stock option (the “Option”) to purchase the number of shares of common stock, no par value, of the Company (the “Shares”) set forth below. The Option is subject to the terms and conditions set forth herein, including in the Notice of Non-Qualified Stock Option Grant attached at the end of this document (the “Notice”) and the following Non-Qualified Stock Option Agreement (together with the Notice, the “Agreement”), and in the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined in this document shall have the meanings given to them in the Plan.

    By Participant’s electronic acceptance on this site, Participant agrees to be bound by the terms and conditions of the Plan and the Agreement (including, without limitation, the Notice). Participant has reviewed the Plan and the Agreement (including, without limitation, the Notice) in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement, and fully understands all provisions of the Plan and the Agreement (including, without limitation, the Notice). Participant hereby accepts as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Agreement (including, without limitation, the Notice).

Your detailed award information can be found in the Notice, which is attached at the end of this document.

CANTALOUPE, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

2018 EQUITY INCENTIVE PLAN
This Non-Qualified Stock Option Agreement (together with the Notice of Non-Qualified Stock Option Grant (“Notice”) attached hereto , the “Agreement”) made as of the Grant Date set forth in the Notice, by and between the Participant set forth in the Notice (the “Original Grantee,” or together with any permitted assignee or transferee of this option under Section 9 hereof, the “Grantee”) and CANTALOUPE, INC., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”).
BACKGROUND
    Original Grantee is providing services to the Company. The Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”) provides for Awards based upon the Common Stock of the Company. The Company has determined to make an award to Original Grantee of an Option to purchase Shares, as further set forth below. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan.
AGREEMENT

NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the Company and Original Grantee agree as follows:
1. Grant of Option. Subject to the terms hereof, the Company hereby grants to the Original Grantee an Option to purchase the number of Shares set forth in the Notice, at an exercise price per Share set forth in the Notice, pursuant to the Plan. The Option is not currently vested or exercisable and is subject to vesting and forfeiture as more fully described in Section 2 below. The number of Shares subject to, and the exercise price of, the Option shall be subject to adjustment as provided in the Plan.

2. Exercisability of Option.

(a)Except as otherwise provided in the Plan, the Option shall vest and become exercisable as provided in the Notice. Any portion of the Option that is not vested pursuant to the preceding sentence on the date of Original Grantee’s termination of Service for any reason shall be immediately forfeited on the date of such termination for no consideration. Upon a Change of Control that occurs after the Grant Date, Section 9 of the Plan shall apply.

(b)Notwithstanding anything to the contrary in this Agreement, if Original Grantee’s Service is terminated for Cause (as defined below), the Option shall immediately terminate and be forfeited for no consideration (regardless of whether the Option, or any portion thereof, is then vested or unvested).

If Original Grantee is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, for the purposes of this Agreement, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, for the purposes of this Agreement, the term “Cause” shall mean, with respect to the termination of Original Grantee’s employment, termination of such employment by the Company for any of the following reasons, as determined by the Committee: (i) any material act or omission by Original Grantee involving malfeasance or gross negligence in the performance of Original Grantee’s duties to, or material deviation from, any of the provisions of the Employee Handbook or Code of Business Conduct and Ethics, or policies or directives of, the Company; (ii) the conviction of Original Grantee of, or plea of guilty or nolo contendere to, any felony or any other crime involving moral turpitude, whether or not relating to Original Grantee’s employment; (iii) fraud, embezzlement, theft or dishonesty by Original Grantee against the Company; or (iv) violation of any applicable written proprietary information, confidentiality, non-competition and/or non-solicitation agreements with the Company.

3. Term of Option.
    Unless the Option is terminated at an earlier date pursuant to the provisions of the Agreement or the Plan, the Option shall expire on the Expiration Date set forth in the Notice. In no event may the Option be exercised after the Expiration Date. Notwithstanding the foregoing, the Option shall automatically terminate prior to the Expiration Date upon the happening of any of the following events:
(a)The expiration of the three (3)-month period following the Original Grantee’s termination of Service, if the termination of Service is for any reason whatsoever other than death or disability (as defined in Section 22(e)(3) of the Code), or

(b)The expiration of the twelve (12)-month period after the Original Grantee’s termination of Service on account of the Grantee’s death or disability (as defined in Section 22(e)(3) of the Code).

4. Exercise Procedures.

    (a) The Grantee may exercise the vested portion of the Option only in the following manner: from time to time prior to the Expiration Date of the Option, the Grantee may give written notice (or notice in another form approved by the Committee, including electronic notice) to the Company of Grantee’s election to purchase some or all of the Shares purchasable at the time of such notice. This notice shall specify the number of Shares to be purchased.

    (b) The exercise price of the Option may be payable: (i) in cash by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of previously acquired Shares with a Fair Market Value equal to the total payment due from the Grantee; (iii) authorizing the Company to withhold whole Shares, which would otherwise be delivered, having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation; (iv) by a combination of the methods described in (i), (ii) and (iii) above; (v) except as may be prohibited by applicable law, in cash by a broker-dealer acceptable to the Company to whom the Grantee has submitted an irrevocable notice of exercise; or (vi) by such other methods as the Committee may deem appropriate.

    (c) The transfer to the Grantee on the records of the Company or of the transfer agent of the Shares will be contingent upon (i) the Company’s receipt from the Grantee of the full purchase price for the Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Shares to be purchased pursuant to the exercise of the Option under the Plan and any subsequent resale of the Shares will be in compliance with applicable laws and regulations. In the event the Grantee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the Grantee upon the exercise of the Option shall be net of the Shares attested to.

    (d) The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option unless and until the Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Grantee, and the Grantee’s name shall have been entered as the shareholder of record on the books of the Company. Thereupon, the Grantee shall have full voting and other ownership rights with respect to such Shares.

    (e) Notwithstanding any other provision hereof or of the Plan, no portion of the Option shall be exercisable after the Expiration Date hereof.

5. Nature of the Option. The Option is not intended to constitute, and shall not be treated at any time by the Grantee or the Company as, an incentive stock option, as defined under Section 422(b) of the Code.

6. Tax Withholding.

(a) The Company does not represent or warrant that the Option (or the purchase or sale of the Shares subject hereto) will be subject to any particular tax treatment. The Grantee acknowledges that the Grantee: (i) has reviewed, or has had the opportunity to review, the tax treatment of the Option (including the purchase and sale of Shares subject hereto) with the Grantee’s own tax advisors; and (ii) is relying solely on those advisors in that regard. The Grantee understands that the Grantee (and not the Company) will be responsible for the Grantee’s own tax liabilities arising in connection with the Option.

(b) The Grantee shall, not later than the date as of which the exercise of the Option becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Company for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event in accordance with procedures described in Section 10 of the Plan.
7. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations, and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8. No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any capacity as a service provider to the Company or any of its affiliates. The Grantee shall not have any rights as a shareholder with respect to any Shares subject to the Option unless and until certificates representing the Shares have been issued by the Company following exercise of the Option to the holder of such Shares, or the Shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

9. Assignment and Transfers.

(a) The rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered, or otherwise transferred, except in the event of the death of the Grantee, by will, or by the laws of descent and distribution, provided that the transferees, devisees, or beneficiaries are Immediate Family (as defined in subsection (c) below).

(b) Notwithstanding subsection (a) above, the Grantee may transfer the Option through a gift or domestic relations order to the Immediate Family (as defined in subsection (c) below), and each transferee shall remain subject to all terms and conditions applicable to the Option prior to such transfer, and each transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(c) The term “Immediate Family” shall mean the Original Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Original Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Original Grantee) control the management of assets, and any other entity in which these persons (or the Original Grantee) own more than fifty percent of the voting interests.

(d) The Option may not be transferred for value by the Grantee. The following transactions are not prohibited transfers for value: (i) a transfer to Immediate Family under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by the Immediate Family (or the Original Grantee) in exchange for an interest in that entity.

(e) In order to transfer any portion of the Option in accordance with the provisions of subsection (b) above, the Grantee must notify the Company of such transfer, and the Grantee and proposed transferee must execute and deliver to the Company such certification and documentation deemed necessary by and approved by the Company.

(f) Notwithstanding anything else set forth in this Agreement or the Plan, in no event shall the Option be held at any time by, transferred to, or exercised by, any person or entity unless such person or entity is the Original Grantee or Immediate Family.

(g) Except as provided otherwise in this Section 9, during the Original Grantee’s lifetime: (i) only the Original Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or representative) may exercise the Option; (ii) the Option shall not be assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise); and (iii) the Option shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 9 shall be null and void. Any levy of an attachment or similar process upon the Option shall be null and void.

(h) The rights and protections of the Company hereunder shall extend to any successors and assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. The Company may assign this Agreement without the consent of the Grantee.
10. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates, and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth, and other information that is necessary or desirable for the administration of the Plan or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee: (i) authorizes the Company to collect, process, register, and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights that the Grantee may have with respect to the Relevant Information; and (iii) authorizes the Relevant Companies to store and transmit such information in electronic form. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

11. Compliance with Law. The issuance of Shares upon exercise of the Option shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. Grantee understands that the

Company is under no obligation to register any Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Secretary at the corporate headquarters of the Company, and any notice to the Grantee shall be addressed to such Grantee at the current address shown in the Company’s records, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

13. Governing Law. To the extent that federal laws do not otherwise control, this Agreement shall be construed in accordance with and governed by the law of the Commonwealth of Pennsylvania.

14. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

15. Entire Agreement; Amendment. This Agreement and the Plan constitute the entire agreement with respect to the subject matter hereof between the parties hereto and there are no other agreements between the parties relating to the subject matter hereof. The Company and Grantee have made no promises, agreements, conditions, or understandings relating to the Option, either orally or in writing, that are not included in this Agreement or the Plan. This Agreement may only be modified by an agreement in writing executed by both the Company and Grantee. Emailed copies (pdf format) of any party’s signature hereto will have the same effect as an original signature.

[Notice of Non-Qualified Stock Option Grant Follows]

CANTALOUPE, INC.
2018 EQUITY INCENTIVE PLAN
NOTICE OF NON-QUALIFIED STOCK OPTION GRANT

Cantaloupe, Inc., a Pennsylvania corporation, f/k/a USA Technologies, Inc. (the “Company”) has granted to you, the “Participant” named below, a non-qualified stock option (the “Option”) to purchase shares of common stock, no par value, of the Company (the “Shares”) under the Company’s 2018 Equity Incentive Plan (as amended from time to time, the “Plan”). The terms of the grant are set forth in the Non-Qualified Stock Option Agreement (together with this Notice of Non-Qualified Stock Option Grant, the “Agreement”) provided to you and which immediately precedes this Notice. The following provides a summary of the key terms of your award; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand your award and the terms and conditions applicable to it.

SUMMARY OF NON-QUALIFIED STOCK OPTION AWARD

Participant:                ___________________________

Grant Date:                ___________________________

Total Number of Shares Underlying    ___________________________
Option:

Exercise Price Per Share:        ___________________________

Expiration Date:            ___________________________

Vesting Commencement Date:    ___________________________

Vesting Schedule:    [The Option shall vest and become exercisable [insert vesting schedule], subject to Participant’s continued Service through each such date*]

*Unless otherwise provided in the Agreement or the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

CANTALOUPE, INC. By:__________________________ Name: Title:

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS NOTICE OF NON-QUALIFIED STOCK OPTION GRANT, THE NON-QUALIFIED STOCK OPTION AWARD AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF THE OPTION HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS NOTICE OF NON-QUALIFIED STOCK OPTION GRANT, THE NON-QUALIFIED STOCK OPTION AWARD AGREEMENT, ANY EXHIBIT ATTACHED THERETO, AND THE PLAN.

PARTICIPANT _____________________________ _________________